Exhibit 10.2

AMENDMENT NO. 13

TO FINANCING AGREEMENT

AMENDMENT NO. 13 TO FINANCING AGREEMENT, dated as of July 24, 2022 (this “Amendment”), to the Financing Agreement, dated as of April 24, 2019 (as amended, restated, supplemented or otherwise modified from time to time through the date hereof, the “Financing Agreement”), by and among THERAPEUTICSMD, INC., a Nevada corporation (“Company” or “Borrower”), certain Subsidiaries of Borrower, as Guarantors, the Lenders from time to time party thereto, and SIXTH STREET SPECIALTY LENDING, INC., a Delaware corporation (“Sixth Street”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).

WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders amend certain terms and conditions of the Financing Agreement; and

WHEREAS, the Administrative Agent and the Lenders are willing to amend such terms and conditions of the Financing Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions. All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2.Amendments.

(a)New Definitions.      Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:

(i)““Amendment No. 13” means Amendment No. 13 to Financing Agreement, dated as of July 24, 2022, by and among the Loan Parties, the Administrative Agent and the Lenders.”

(ii)““Amendment No. 13 Effective Date” means the “Amendment Effective Date” as set forth in Amendment No. 13.”

(iii)““June 2022 Interest Payment Amount” means the amount of interest accrued on the Obligations for the period commencing on March 31, 2022 through and including June 30, 2022, in the amount of $2,856,194.00.”

(b)Existing Definitions. Section 1.01 of the Financing Agreement is hereby amended as follows:

(i)The definition of “Term Loan Maturity Date” is hereby amended and restated to read as follows:

““Term Loan Maturity Date” means the earlier of (a) July 27, 2022 and (b) the date that the Term Loan shall become due and payable in full hereunder, whether by acceleration or otherwise; provided, that, (x) the Term Loan Maturity Date shall automatically be extended to August 19, 2022 if the Company shall have received not less than $15 million of cash Net Proceeds from a preferred Equity Issuance on terms acceptable to the Administrative Agent, such acceptance to be evidenced by a written acknowledgement from the Administrative Agent, and (y) the Term Loan Maturity Date shall automatically be further extended to September 21, 2022 if a public tender offer is commenced for all of the Borrower’s outstanding common stock.”

(c)Section 5.15 (Payments). Section 5.15 of the Financing Agreement is hereby amended and restated as follows:

“Section 5.15 (Payments). On or before July 25, 2022, the Loan Parties shall have paid (i) a portion of the legal fees of Proskauer Rose, LLP in the amount of $350,000 and (ii) the June 2002 Interest Payment Amount to the Administrative Agent.”

(d)Section 5.16 (Chief Restructuring Officer). Article V of the Financing Agreement is hereby amended by inserting the following new Section 5.16 as follows:

“Section 5.16. Chief Restructuring Officer. The Loan Parties shall retain no later than July 25, 2022 and maintain Jeffrey Varsalone from G2 Capital Advisors, LLC as the Company’s chief restructuring officer on terms reasonably satisfactory to the Administrative Agent (the “CRO”). The Loan Parties hereby (i) authorize the Administrative Agent (or their respective agents or advisors) to communicate directly with the CRO regarding any and all matters related to the Loan Parties, including, without limitation, all financial reports and projections developed, reviewed or verified by the CRO and all additional information, reports and statements reasonably requested by the Administrative Agent and (ii) authorize and direct the CRO to provide the Administrative Agent (or their respective agents or advisors) with copies of reports and other information or materials prepared or reviewed by such CRO as the Administrative Agent may reasonably request.”

(e)Section 8.1 (Events of Default). Section 8.1(c) (Breach of Covenants) is hereby amended and restated to read as follows:

“(c) Breach of Covenants. Failure of any Loan Party to perform or comply with any term or condition contained in (i) Section 2.2, Section 5.1(a)-(m), Section 5.1(o)-(t), Section 5.2, Section 5.3, Section 5.5, Section 5.7(c), Section 5.8, Section 5.9, Section 5.12, Section 5.13, Section 5.15, Section 5.16 or Article VI or (ii) Section 5.4, Section 5.6, Section 5.7(a)-(b), Section 5.10 or Section 5.11, and, solely in the case of this clause (ii), such failure shall continue unremedied for 10 Business Days following notice of such failure; or”

3.Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Administrative Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being hereinafter referred to as the “Amendment Effective Date”):

(a)Payment of Fees, Etc. The Borrowers shall have paid on or before the Amendment Effective Date, all fees, costs, expenses and taxes then payable, if any, pursuant to Section 2.7 or 10.2 of the Financing Agreement.

(b)Representations and Warranties. The representations and warranties contained in this Amendment and in Article IV of the Financing Agreement and in each other Loan Document (with the exception of the representations and warranties made in Sections 4.5, 4.9, 4.19 and 4.23(d) of the Financing Agreement) shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date.

(c)No Default; Event of Default. No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.

(d)Delivery of Documents. The Administrative Agent shall have received on or before the Amendment Effective Date:

(i)this Amendment, duly executed by the Loan Parties, the Administrative Agent and the Lenders; and

(ii)the retention agreement for the CRO, in form and substance acceptable to the Administrative Agent, duly executed by the Loan Parties and G2 Capital Advisors, LLC.

(e)Liens; Priority. The Administrative Agent shall be satisfied that the Administrative Agent has been granted, and holds, for the benefit of the Administrative Agent and the Lenders, a perfected, first priority Lien on and security interest in all of the Collateral, subject only to Permitted Liens, to the extent such Liens and security interests are required pursuant to the Loan Documents to be granted or perfected on or before the Amendment Effective Date.

(f)Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with any Loan Document or the transactions contemplated thereby or the conduct of the Loan Parties’ business shall have been obtained or made and shall be in full force and effect. There shall exist no claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority which (i) relates to the Loan Documents or the transactions contemplated thereby or (ii) could reasonably be expected to have a Material Adverse Effect.

4.Continued Effectiveness of the Financing Agreement and Other Loan Documents.  Each Loan Party hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date, all references in any such Loan Document to “the Financing Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (c) confirms and agrees that, to the extent that any such Loan Document purports to assign or pledge to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, or to grant to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a security interest in or Lien on any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties’ obligations to repay the Loans in accordance with the terms of Financing Agreement or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Financing Agreement or any other Loan Document nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

5.No Novation. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Financing Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.

6.No Representations by Administrative Agent or Lenders. Each Loan Party hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by Administrative Agent or any Lender, other than those expressly contained herein, in entering into this Amendment.

7.Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against Administrative Agent or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing) and (b) the Administrative Agent and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties, and all of their Subsidiaries and Affiliates. Notwithstanding the foregoing, the Administrative Agent and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Administrative Agent and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of Administrative Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral. Each Loan Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

8.Estoppel; Term Loan. To induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party hereby acknowledges and agrees that there exists no Default or Event of Default as of the Amendment Effective Date. Each Loan Party hereby acknowledges and agrees that as of the Amendment Effective Date (after giving effect to the effectiveness of this Amendment No. 13), the outstanding principal amount of the Term Loan is $91,980,000 and no right of offset, defense, counterclaim or objection exists in favor of any Loan Party as against Administrative Agent or any Lender with respect to the Obligations.

9.Further Assurances. The Loan Parties shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under applicable law or as Administrative Agent may reasonably request, in order to effect the purposes of this Amendment.

10.Miscellaneous.

(a)This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b)Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an immediate Event of Default under the Financing Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Amendment shall have been incorrect in any respect when made or deemed made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e)Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWER:

THERAPEUTICSMD, INC.

By:	/s/ Marlan Walker
Name:	Marlan Walker
Title:	General Counsel and Secretary

GUARANTORS:

VITAMEDMD, LLC

By:	/s/ Hugh O’Dowd
Name:	Hugh O’Dowd
Title:	Manager

BOCAGREENMD, INC.

By:	/s/ Hugh O’Dowd
Name:	Hugh O’Dowd
Title:	Chief Executive Officer

[Amendment No. 13]

SIXTH STREET SPECIALTY LENDING, INC., as
Administrative Agent and Lender

By:	/s/ Joshua Easterly
Name: Joshua Easterly
Title: Chief Executive Officer

TOP IV TALENTS, LLC, as Lender

By:	/s/ Steven Pluss
Name: Steven Pluss
Title: Vice President

TAO TALENTS, LLC, as Lender

By:	/s/ Steven Pluss
Name: Steven Pluss
Title: Vice President

[Amendment No. 13]